PLEDGE AGREEMENT

This Pledge Agreement ("Agreement") dated as of January 28, 2002 (the "Effective Date"), is made by Amir Khiabani, Neil P. DeGuire, Clarence Dyksterhuis, Mitchell R. Johnson, Colin D. Burrows, Steve A. Rodrigues, and Brian A. Bevis ("Pledgors"), in favor of SGI International, a Utah corporation ("Secured Party").

RECITALS

Pledgors are purchasing all of the outstanding common stock of Assembly and Manufacturing Systems ("AMS") from SGI International and are entering into this Agreement to secure their obligations under individual notes (the "Notes") being executed by each for that purchase.

AGREEMENT

        NOW THEREFORE, in consideration of the covenants and conditions of this Agreement the parties do hereby agree as follows:

Section 1.    Definitions. The terms "security," "instrument," "document," and "proceeds" shall have the meanings specified by Article 9 of the UCC. All accounting terms used herein shall be construed in accordance with United States generally accepted accounting principles as in effect on the applicable date of determination. As used herein, the following terms shall have the following meanings:

"Event of Default" means any failure of the Pledgors or any of them to pay when due (taking into account any cure periods) under the Notes any amounts constituting Secured Obligations or any breach of this Agreement (taking into account any cure periods) or the failure of AMS to make payment of its obligations to California Bank & Trust when due and the consequent requirement or payment by the Kerr Foundation to pay under its guarantee to California Bank & Trust.

"Pledged Securities" means all of the shares of stock of AMS, together with all dividends, instruments, and other proceeds from time to time received or otherwise distributed in respect of the foregoing, including stock rights, options, rights to subscribe, dividends, liquidating dividends, stock dividends, new securities, or other properties or benefits to which the Pledgors may become entitled to receive on account of such property.

"Proceeds" means all present and future proceeds of the Pledged Securities, whether arising from the collection, sale, exchange, assignment, or other disposition of any Pledged Securities, the realization upon any Pledged Securities, or any other transaction or occurrence, including all claims of Pledgors against third parties for impairment, loss, or damage to any Pledged Securities, all proceeds payable under any put, call, hedge, or other protection for the value of any Pledged Securities, and all rights under any indemnity, warranty, or guaranty of or for any of the foregoing, whether such proceeds are represented as money, accounts, securities, instruments, documents, or chattel paper.

"Secured Obligations" means all amounts owed to SGI under the Notes or any of them now or hereafter owed by the Pledgors to the Secured Party, and any increases, extensions, renewals, replacements, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of this Agreement or the Notes, including any increases, extensions, renewals, replacements, and rearrangements of the foregoing obligations.

Section 2.    Security Interest.

Grant of Security Interest. The Pledgors hereby grant to the Secured Party a security interest in all of the Pledgor's right, title, and interest in and to the Pledged Securities to secure Pledgors payment of the Notes.

Pledgors Remain Liable. Anything herein to the contrary notwithstanding: (a) the Pledgors shall remain liable under the Notes as if this Agreement had not been executed; (b) the exercise by Secured Party of any rights hereunder shall not release any of the Pledgors from any obligations under any of the Notes; and (c) Secured Party shall not have any obligation under the Notes other than as described in the Notes.

Section 3    General Provisions. The Pledgors represent and warrant to and agree with the Secured Party as follows:

        3.1 Ownership. Pledgors shall not and have not assigned or created any liens in the Pledged Securities, except for the security interest created by this Agreement in favor of the Secured Party.

        3.2 Use and Condition.  So long as no Event of Default shall exist and until the Pledgors have received notice from the Secured Party pursuant to Section 4.1(c) of this Agreement, the Pledgors shall be entitled to receive and retain cash dividends distributed in respect of the Pledged Securities; provided that, unless the Pledgors obtain the prior written consent of the Secured Party, any: (i) non-cash dividends, instruments, and other property received or otherwise distributed in respect of or in substitution for any Pledged Securities; (ii) cash dividends and other distributions in connection with a partial or total liquidation or dissolution of the issuer of the Pledged Securities; and (iii) cash distributed in respect of a redemption of, or in exchange for, any Pledged Securities, shall be promptly delivered to the Secured Party and shall, if received by the Pledgors, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of the Pledgor, and be promptly delivered to the Secured Party.

                (a)    The Pledgors shall not permit AMS to declare or distribute, and AMS shall not declare or distribute, cash dividends or other distributions during any fiscal quarter or fiscal year of AMS, as applicable, in excess of, in the aggregate, the net income of AMS for such fiscal quarter or fiscal year, as applicable. Any dividends or distributions made in violation of the foregoing shall be promptly delivered to the Secured Party as prepayment of the Notes.

                (b)    With regard to the Pledged Securities, so long as no Event of Default shall exist and until the Pledgors have received notice from the Secured Party pursuant to Section 4.1(d) of this Agreement, the Pledgors shall be entitled to exercise any voting and other consensual rights pertaining to the Pledged Securities for any purpose not inconsistent with the terms of this Agreement. The Secured Party shall execute and deliver (or cause to be executed and delivered) to the Pledgors all proxies and other instruments that the Pledgors may reasonably request to enable the Pledgors to exercise the voting and other rights which it is entitled to exercise hereunder and to receive the dividends, which they are authorized to receive and retain hereunder.

        3.3  Further Assurances; Additional Agreements.

                (a)    Each of the Pledgors agrees that they shall promptly execute and deliver all further agreements, and take all further action, that may be necessary or that the Secured Party may reasonably request, in order to further evidence the security interests granted or purported to be granted hereunder and perfect and protect the same or to enable the Secured Party to exercise and enforce its rights and remedies hereunder. Without limiting the foregoing, each of the Pledgors, as applicable, shall at the Secured Party's reasonable request: execute stock powers, and such other documents and agreements as the Secured Party may reasonably request in order to perfect and preserve the security interests granted or purported to be granted hereunder. The Pledgors or AMS, as applicable, shall furnish to the Secured Party quarterly financial statements of AMS (including at a minimum balance sheets and related statements of income, statements of cash flow of AMS as of the end of each fiscal quarter of AMS), and such other information in connection with the Pledged Securities as the Secured Party may reasonably request from time to time.

                (b) Each Pledgor irrevocably appoints the Secured Party as such Pledgor's attorney in fact, with full authority to act during the existence of an Event of Default for the Pledgors and in the name of such Pledgors, to take any action and execute any agreement which the Secured Party deems necessary or advisable to accomplish the purposes of this Agreement, including taking actions the Secured Party is expressly authorized to take pursuant to this Agreement (such as the matters described in paragraph (a) above, instituting proceedings the Secured Party deems necessary or desirable to enforce the rights of the Secured Party with respect to this Agreement, and taking actions with respect to receiving, endorsing, and collecting instruments made payable to AMS or to the Pledgors representing any dividend, interest payment, or other distribution in respect of the Pledged Securities and giving full discharge for the same; provided, that the Secured Party shall first request in writing that such Pledgors take such actions and Pledgors shall, after reasonable opportunity, fail to do so.

                (c) The powers conferred on the Secured Party under this Agreement are solely to protect its rights under this Agreement and shall not impose any duty upon it to exercise any of such powers. The Secured Party shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Pledged Securities, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Securities.

Section 4.    Remedies. Upon the occurrence and during the continuation of any Event of Default:

        4.1.  Interim Remedies.

                (a)    The Secured Party may exercise all the rights and remedies of a secured party this Agreement and under the Uniform Commercial Code.

                (b)    The Secured Party may prosecute actions in equity or at law for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted or for the enforcement of any other appropriate legal or equitable remedy.

                (c)    Following Secured Party's giving written notice of an Event of Default to the Pledgors and to the extent specified in such written notice, all rights of the Pledgors to receive cash dividends shall cease, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to receive such cash dividends. All cash dividends received by the Pledgors in violation of the foregoing shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Pledgors, and shall be promptly paid over to the Secured Party (with any necessary endorsement).

                (d)    Following written notice to the Pledgors and to the extent specified in such written notice, all rights of the Pledgors to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to this Agreement shall cease during the period of an Event of Default, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights.

Following written notice to the Pledgors and to the extent specified in such written notice, the Secured Party shall have the right, without further notice to the Pledgors, to transfer or to register, in the name of the Secured Party or any of its nominees, any of the Pledged Securities. In addition, the Secured Party shall have the right at any time to exchange the certificates or instruments representing the Pledged Securities for certificates or instruments of smaller or larger denominations.

        4.2.  Foreclosure.

                (a)    Prior to the exercise of any foreclosure rights with respect to the Pledged Securities, the Secured Party shall serve written notice on Pledgors at the address of AMS that there has been an Event of Default under one or more of the Notes or under this Agreement and Pledgors shall have a period of fifteen (15) calendar days from the date of such written notice within which to cure such Event of Default. Provided that the Event of Default has not been cured, upon the passage of such fifteen (15) day period, the Secured Party may foreclose on the Pledged Securities as noted herein.

                (b)    The Secured Party may exercise all the rights and remedies of a secured party under the UCC, including foreclosure.

                        (i)    If, in the opinion of the Secured Party, there is any question that a public or semipublic sale or distribution of any of the Pledged Securities will violate any state or federal securities law, the Secured Party in its discretion (A) may, in accordance with the requirements of the UCC, offer and sell securities privately to purchasers who will agree to take them for investment purposes and not with a view to distribution and who will agree to imposition of restrictive legends on the certificates representing the security, or (B) may, if lawful, and in accordance with the requirements of the UCC, sell such securities in an intrastate offering under Section 3(a)(11) of the Securities Act of 1933, as amended, and no sale so made in good faith by the Secured Party in accordance with the requirements of the UCC shall be deemed to be not "commercially reasonable" because so made. Further, Secured Party may in its discretion bid the amount of the remaining unpaid obligation under the Notes or any other amount to purchase the Pledged Securities. Pledgors shall cooperate fully with Secured Party in all respects in selling or realizing upon all or any part of the Pledged Securities. In addition, Pledgors shall fully comply with the securities laws of the United States, the State of California, and other states and take such actions as may be necessary to permit the Secured Party to sell or otherwise dispose of any securities pledged hereunder in compliance with such laws.

     4.3.    Application of Proceeds. Unless otherwise specified herein, any cash proceeds received by the Secured Party from the sale of, collection of, or other realization upon any part of the Pledged Securities shall be applied by the Secured Party first to all costs of enforcing the rights of the Secured Party under this Agreement, second to the payment pro rata of the accrued but unpaid interest component of the Notes and third to the payment pro rata of all remaining principal due under the Notes.

        4.4.  Release of Pledged Securities. This Agreement shall be terminated and all security interests and any note provided to the Secured Party hereunder shall be released when all interest and principal under all of the Notes are paid in full and the guarantee of the Kerr Foundation is released. In the event that the Notes have been paid in full by Pledgors and the Kerr Foundation guarantee is released, Secured Party shall deliver the Pledged Securities to Pledgors at the address of AMS.

Section 5.    Miscellaneous.

        5.1.  Notices. Unless otherwise specified, all notices and other communications between the Pledgors and the Secured Party provided for in this Agreement shall be delivered or transmitted to SGI International at Suite 325, 1200 Prospect St., La Jolla, Caliph. 92037 and to Pledgors at the address of AMS at 2222 Shasta Way, Simi Valley, Calif. 93065 or at any different address provided in writing by SGI or by Pledgors to the other party, except that the address of Pledgors for the purpose of Notices given pursuant to this Agreement shall always be the business address of AMS.

        5.2.  Successors and Assigns. This Agreement shall bind and inure to the benefit of the Pledgors, the Secured Party, and their respective successors and permitted assigns. The Pledgors may not assign their rights or delegate their duties under this Agreement. The Secured Party may assign its rights and delegate its duties under this Agreement, in whole or in part, to any party who assumes all of Secured Party's rights and obligations under this Agreement.

        5.3.  Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California, including with respect to all matters of construction, validity and performance, without giving effect to any choice of law rules thereof which may direct the application of the laws of another jurisdiction.

        5.4.  Amendments. This Agreement may be amended only by a written instrument signed by the duly authorized representative of each of the parties hereto.

        5.5.  Waivers. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party to be charged therewith. The waiver of a breach of any provision of this Agreement shall not be deemed to constitute a waiver of any other or subsequent breach of the same or any other provision hereof.

        5.6.  Headings. Headings used in this Agreement are to facilitate reference only, do not form a part hereof, and shall not in any way affect the interpretation hereof.

        5.7.  Severability. If any term, condition or provision of this Agreement is held to be unenforceable for any reason, it shall, if possible, be interpreted so as to avoid its unenforceability, rather than voided, in order to achieve the intent of the parties to this Agreement to the maximum extent possible. If the term, condition or provision cannot be so interpreted to preserve such intent of the parties, it shall be severed and the remainder of this Agreement shall remain in full force and effect, unless the continuation of this Agreement absent such severed term, condition or provision would materially alter the parties' intent, as evidenced by the totality of the Agreement, including such severed term, condition or provision.

        5.8.  No Third Party Beneficiaries. This Agreement and all rights hereunder are intended for the sole benefit of the parties hereto, and nothing herein shall imply or create rights on the part of or obligations to any other person or entity.

        5.9.  Remedies Not Exclusive. Any remedies specified in this Agreement are cumulative and in addition to any other remedies that a party may have at law, in equity or otherwise.

        5.10  Counterparts. This Agreement may be executed in multiple counterparts each of which shall constitute one and the same agreement.

        5.11. Conflict Between Agreements. Should there be conflict between the terms in this Agreement and that certain Acquistion Agreement between AMS and SGI of even date herewith, the terms and conditions of the Acquistion Agreement shall prevail.

        Executed as of the date first above written.

Secured Party

SGI International, a Utah corporation

By: Michael L. Rose
    Michael L. Rose
    President & CEO

Pledgors:

By: Amir Khiabani
    Amir Khiabani, an individual

By: Neil P. DeGuire
    Neil P. DeGuire, an individual

By: Clarence Dyksterhuis
    Clarence Dyksterhuis , an individual

By: Mitchell R. Johnson
    Mitchell R. Johnson, an individual

By: Colin D. Burrows
    Colin D. Burrows, an individual

By: Steve A. Rodrigues
    Steve A. Rodrigues, an individual

By: Brian A. Bevis
    Brian A. Bevis, an individual